EXHIBIT 2.3

                            ASSET PURCHASE AGREEMENT

                                     Between

                                WHOODOO.COM, INC.

                                       and

                          BGS (SOUTHWEST FLORIDA) INC.

                           Dated as of August 4, 1999

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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made and entered into this 4th day of August, 1999 (the "Agreement") between whOOdoo.com, inc., a Florida corporation (the "Buyer") and BGS (Southwest Florida) Inc., a Florida corporation (the "Seller").

         WHEREAS, the Seller owns and operates Whoodoo Studios (the "Business") with facilities located at 1660 Trade Center Way, Naples, Florida.

         WHEREAS, the Buyer wishes to purchase the Assets, as defined herein it being the intention of the Buyer to employ such Assets as part of its own business and not to continue the Seller's enterprise as such, it being understood that the Buyer shall not be deemed to be a successor to, or a continuation of the Seller; and

         WHEREAS, subject to the foregoing, the Seller desires to sell and the Buyer desires to purchase the Assets, in accordance with the terms, conditions, and agreements hereinafter contained.

         NOW THEREFORE, in consideration of the mutual premises and the covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

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Section 1.        DEFINITIONS.

"ASSETS" shall have the same meaning as in Section 2.1

"ASSUMED LEASES" shall have the same meaning as in Section 2.1(c)

"ASSUMED OBLIGATIONS" shall have the same meaning as in Section 2.4

"BUYER INDEMNITEE(S)" Shall have the same meaning as in Section 8.2

"CLOSING DATE FINANCIAL STATEMENTS" shall have the same meaning as in
Section 4.1(v)

"CLOSING DATE or CLOSING" shall have the same meaning as in Section 2.6

"CONTRACTS" shall have the same meaning as in Section 2.1(d)

"EXCLUDED ASSETS" shall have the same meaning as in Section 2.2

"EXCLUDED OBLIGATIONS" shall have the same meaning as in Section 2.5

"FINANCIAL STATEMENTS" shall have the same meaning as in Section 4.1(v)

"INTANGIBLE ASSETS" shall have the same meaning as in Section 2.1(g)

"INTELLECTUAL PROPERTY" shall have the same meaning as in Section 2.1(f)

"Laws" shall have the same meaning as in Section 4.1(o)

"LEASE(S)" shall have the same meaning as in Section 4.1(i)

"LICENSES AND PERMITS" shall have the same meaning as in Section 4.1(l)

"LIENS" shall have the same meaning as in Section 2.3(b)

"LOSSES" shall have the same meaning as in Section 8.2

"PERSON" shall have the same meaning as in Section 2.5(b)

"PERSONAL PROPERTY" shall have the same meaning as in Section 2.1(b)

"PREPAID ITEMS" shall have the same meaning as in Section 2.4

"PURCHASE PRICE" shall have the same meaning as in Section 3.1

"REAL PROPERTY" shall have the same meaning as in Section 4.1(h)

"SELLER INDEMNITEE(S)" shall have the same meaning as in Section 8.3

"TAXES" shall have the same meaning as in Section 4.1(g)

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Section 2.  SALE AND PURCHASE OF ASSETS.

         2.1 SALE OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller will sell, convey, transfer and assign to the Buyer, and the Buyer will purchase and accept from the Seller all right, title and interest in and to all of the assets of the Seller used in or related to the Business, including, without limitation, the assets described in subsections (a) through (m) hereof, and excluding only the Excluded Assets (collectively, the "Assets"), free and clear of all Liens.

                  (a) PREPAID ASSETS. All prepaid and deferred items or credits, such as unbilled charges, deposits and other similar items reflected on Schedule 2.1(a).

                  (b) PERSONAL PROPERTY. All tangible personal property, including, without limitation, all machinery, equipment, tools, dies, molds, parts, furniture, furnishings, leasehold improvements, fixtures, computer hardware and software, office equipment, vehicles and supplies including, without limitation, those assets described on Schedule 2.1(b) (the "Personal Property").

                  (c) LEASES. All rights of the Seller under the Leases set forth on Schedule 2.1(c) (the "Assumed Leases").

                  (d) CONTRACTS. All rights and benefits of the Seller under all contracts, agreements, license agreements, vendor agreements, purchase orders, commitments, sales orders and supply agreements, including, without limitation, those set forth on Schedule 2.1(d) (the "Contracts").

                  (e) LICENSES AND PERMITS. All right, title and interest in and to all licenses, permits, approvals, and authorizations including, without limitation, applications therefor, relating to the Seller's operation of the Business which are held by or have been granted to, or have been applied for, by the Seller, to the extent assignment or transfer is permitted by applicable Law.

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                  (f) INTELLECTUAL PROPERTY. All right, title and interest in and to all URLs patents, licenses, copyrights, trademarks, trade names, service marks (including the trademark and name of the Seller or any derivation thereof), logos and slogans, and all of the goodwill associated therewith, rights to software currently developed or being developed prior to this acquisition or in the future and all registrations, applications and other rights associated with the foregoing, if any, whether registered or unregistered, now used or presently planned to be used by the Seller in connection with the Business, including, without limitation, those set forth on
Schedule 2.1(f), including the right to sue for past infringement thereof (collectively, the "Intellectual Property").

                  (g) INTANGIBLE ASSETS. All right, title and interest in and to all know-how, technology, slogans, data, studies, confidential information, restrictive covenants, computer software (including documentation and related object and source codes), indemnity rights, and other intangible assets now used or presently planned to be used by the Seller, and all of the goodwill associated therewith, confidentiality obligations and similar obligations of present and former shareholders, officers and employees of the Seller (collectively, the "Intangible Assets").

                  (h) RECORDS AND DOCUMENTS. All books, records, files, papers, technical and research analyses, engineering, sales, marketing and other studies, data and plans, records and other data located at the Seller's facilities in Naples, Florida or elsewhere in the Seller's custody or control, or pertaining to the Business, including, without limitation, all supplier and customer lists and other databases, licensee lists, distributor lists, bid information, customer correspondence, quality assurance records, test reports, invoices, job orders and technique sheets.

                  (i) TELEPHONE NUMBERS. The Seller's interest in and to all telephone, e-mail and telex (if any) numbers and telephone and other directory listings utilized in connection with the Business.

                  (j) WARRANTIES. All rights benefiting the Seller under any warranty, express or implied, which relate to the Assets.

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                  (k) OTHER ASSETS. All tangible, intangible, real, personal and mixed property, assets and rights which constitute part of the Business as an ongoing business, wherever located, including, but not limited to, those assets set forth on the Financial Statements, except as expressly set forth in Section 2.2, are to be conveyed to the Buyer as part of the Assets.

         2.2 EXCLUDED ASSETS. Any provisions of this Agreement to the contrary notwithstanding, there shall be excluded from the purchase and sale contemplated hereunder those assets of the Seller described on Schedule 2.2 to this Agreement, which assets shall not be considered or treated as Assets (the "Excluded Assets").

         2.3 METHOD OF CONVEYANCE.

                  (a) Upon payment of the Purchase Price described in Section 3, the sale, transfer, conveyance, assignment and delivery by the Seller of the Assets to the Buyer in accordance with Section 2.3(b) shall be effected on the Closing Date by the Seller's execution and delivery of one or more bills of sale, assignments, and other instruments of conveyance and transfer.

                  (b) At the Closing, the Seller shall sell, transfer, convey, assign and deliver to the Buyer fee simple absolute title to and exclusive possession of all of the Assets free and clear of any and all liens, encumbrances, claims, charges, security interests, rights of the Seller and any third party, rights of redemption, equities, and any other restrictions of any kind or nature whatsoever, including any leases, escrows, options, security or other deposits, rights of redemption, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively, the "Liens") except as set forth on Schedule 2.3(b).

                  (c) The Seller covenants and agrees that if either (i) any of the Assets cannot be transferred or assigned by the Seller without the consent of or notice to a third party and in respect of which any necessary consent or notice has not been obtained or given as of the Closing Date, or (ii) any of the Assets are non-assignable in their nature, the Seller will cause the beneficial interest in and to the

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same, in any event, to pass to the Buyer; and the Seller covenants and agrees, on and after the Closing Date, (1) to hold such Assets in trust for, and for the benefit of, the Buyer; and (2) to use its best efforts to obtain and secure and will have obtained and secured such consent within 30 days of the Closing Date and to give such notice as may be required to effect valid transfer(s) or assignment(s) of such Assets; and (3) to make or complete such transfer(s) or assignment(s) as soon as possible.

         2.4 ASSUMED OBLIGATIONS. At the Closing, the Buyer shall assume and shall, subject to all rights of offset, defenses, causes of action, counterclaims and claims of any nature against third parties that may be available to the Buyer in respect of the Assumed Obligations, agree to satisfy and discharge, as the same shall become due, (a) all of the Seller's obligations under the contracts, agreements, commitments and Leases of the Seller which are specifically identified in Schedule 2.4 and are assigned to the Buyer at Closing, if and to the extent assignable, but only to the extent any such obligations arise and accrue after the Closing and then only in respect of events and time periods occurring after the Closing except with respect to the prepaid and partially prepaid goods and services which arose prior to the Closing (the "Prepaid Items"); and (b) all of the Seller's obligations under all Licenses and Permits which are specifically identified in Schedule 2.4 and are transferred to the Buyer at Closing, if and to the extent transferable, but only to the extent any such liabilities and obligations accrue after the Closing and then only in respect of events and time periods occurring after the Closing (collectively, the "Assumed Obligations").

         2.5 EXCLUDED OBLIGATIONS. The Buyer is not assuming, and the Seller shall remain fully responsible for, all past, present and future indebtedness, liabilities, obligations, contracts and commitments of the Seller and any predecessors in interest of the Business, known or unknown, fixed or contingent, whether arising out of or resulting from the Business or the assets thereof, or otherwise, that are not Assumed Obligations (the "Excluded Obligations"). Without limiting the foregoing, the Excluded Obligations shall include, but not limited to, any and all liabilities arising from or related to:

                  (a) the negligent acts or omissions of the Seller, whether in tort or otherwise;

                  (b) product liability or similar claims for injury to any person, corporation,

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association, partnership, limited liability company, joint venture, organization, business, individual, government or any agency or political subdivision thereof or any other entity (a "Person") or property with respect to products purchased, manufactured or sold by the Seller prior to Closing;

                  (c) any suits, actions, or claims alleging infringement by the Seller, prior to Closing, of patents, trademarks, trade names or other intellectual property rights held by others;

                  (d) any liability for commitments made by the Seller relating to the employment, relocation or termination (including, but not limited to, severance pay) of any employee, officer or director of the Seller except as set forth on Schedule 2.5(d);

                  (e) any liability or obligation of the Seller in respect of any prior purchase and sale transactions;

                  (f) any other suits, actions or claims against the Seller;

                  (g) any liability or obligation relating to an Excluded Asset;

                  (h) any inter-company liabilities including liabilities between the Seller and its subsidiaries, if any;

                  (i) any liability or obligation for prepaid and partially prepaid goods and services in excess of the Prepaid Items set forth on Schedule 2.5(i);

         All Excluded Obligations shall remain the sole responsibility of the Seller, and the Seller agrees to pay, perform, discharge, and indemnify, in accordance with Section 2.5 hereof, the Buyer from and against, any and all such indebtedness, obligations and liabilities.

         2.6 CLOSING DATE. The closing of the transactions contemplated by this Agreement shall take place on August 4, 1999 at 10:00 a.m. (the "Closing" or "Closing Date") at the offices of Michael

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Harris, P.A. or, at such other date, time and place as may be agreed upon by the parties.

Section 3. PURCHASE PRICE.

         3.1 PURCHASE PRICE. At the Closing, the Seller shall convey, transfer, assign and deliver to the Buyer the Assets in exchange for (a) the Buyer's assumption of the Assumed Obligations and (b) the Buyer's delivery to the Seller of a cashier's or certified check in the amount of $100,000 U.S. dollars made payable to the Seller (the "Purchase Price").

         3.2 ALLOCATION. The Seller and the Buyer agree that the Purchase Price shall be allocated among the Assets in accordance with Schedule 3.2. The Seller further agrees to cooperate with the Buyer in completing and delivering to the Buyer or the Internal Revenue Service such information concerning the determination of the Purchase Price as may be required pursuant to the Internal Revenue Code.

         3.3 ADJUSTMENT TO PURCHASE PRICE. The Purchase Price shall be reduced to reflect those adjustments to the Purchase Price as set forth on Schedule 3.3 as well as those adjustments to give effect to pro-rated items pursuant to Section __.

Section 4. REPRESENTATIONS AND WARRANTIES.

         4.1 THE SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller hereby represents and warrants to the Buyer, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and as of the Closing Date, as follows:

                  (a) ORGANIZATION AND QUALIFICATION. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. The Seller has all requisite power and authority to own those properties and conduct those businesses presently owned or conducted by it, and is duly qualified to do business as it is now being conducted and is in good standing as a foreign corporation in each other jurisdiction where the property owned, leased or

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used by it or the conduct of its business makes such qualification necessary.
The copies of the Articles of Incorporation and bylaws of the Seller, which have been delivered to the Buyer, are complete and correct and are in full force and effect at the date hereof.

                  (b) AUTHORIZATION; NO RESTRICTIONS, CONSENTS OR APPROVALS. The Seller has full power and authority to enter into and perform this Agreement and all corporate action necessary to authorize the execution and delivery of this Agreement and the performance its obligations hereunder has been duly taken. This Agreement has been duly executed by the Seller and constitutes the legal, valid, binding and enforceable obligation of the Seller, enforceable against the Seller in accordance with its terms subject to the qualification that the enforcement of certain rights and remedies contained in the Agreement may be limited or affected by applicable bankruptcy, insolvency, reorganization, and other federal and state laws relating to or affecting creditors or secured parties' rights and remedies and to general principles of equity. The execution and delivery of this Agreement, the sale of the Assets and the consummation by the Seller of the transactions contemplated herein, do not and will not on the Closing Date (i) conflict with or violate any of the terms of the Articles of Incorporation and bylaws of the Seller or any applicable bylaws relating to the Seller, (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation or instrument by which the Seller is bound or to which any property of the Seller is subject, or constitute a default thereunder, (iii) result in the creation or imposition of any Lien on any of the Assets, (iv) except as set forth in Schedule 4.1 (b), constitute an event permitting termination of any agreement or instrument to which the Seller is a party or by which any property or asset of the Seller is bound or affected, pursuant to the terms of such agreement or instrument, or (v) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Seller is a party or by which the Seller may be bound, or result in the violation by the Seller or of any Laws to which the Seller or any assets of the Seller or may be subject, which would materially adversely affect the transactions contemplated herein. Except as set forth in Schedule 4.1(b) no authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by the Seller and of this Agreement or the performance by the Seller and of their respective obligations hereunder.

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                  (c) CAPITALIZATION. The authorized capital stock of the Seller consists of 10,000 shares of common stock of which _____ shares are issued and outstanding. The shareholders of the Seller have approved the transactions contemplated by this Agreement including the sale of the Assets. All of the issued and outstanding shares are validly issued and are fully paid, non-assessable and free of preemptive rights.

                  (d) SUBSIDIARIES. Except as disclosed on Schedule 4(d), the Seller has no Subsidiaries and does not own any interest in any corporation, partnership, joint venture, limited liability company, association, trust or entity.

                  (e) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                  (f) ABSENCE OF CERTAIN CHANGES. Except to the extent set forth on Schedule 4.1(f), since June 30, 1999, there has not been any material adverse change or development involving a prospective material adverse change with respect to the Business or the financial position or results of operations of the Business taken as a whole, including without limitation, (i) any damage or destruction or property loss whether or not covered by insurance, materially and adversely affecting the properties or business of the Seller, (ii) any increase in the compensation or bonus, incentive compensation, profit sharing, retirement, insurance, medical reimbursement or other employee benefit plan or arrangement payable or owed or to become payable or owed by the Seller, other than increases made on the basis of historical practice and in the ordinary course of business, compensation increases attendant to promotions and falling within the normal range for the new position and scheduled increases under the existing collective bargaining agreement, (iii) any sale or other disposition of any capital asset other than sales or disposition of Excluded Assets or sales or disposition of scrap made in the ordinary course of business, (iv) any entry by the Seller into any material commitment or transaction (including, without limitation, any borrowing, or capital expenditure), other than those commitments and transactions entered into in the ordinary course of business, or those contemplated by or within the limits permitted

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by this Agreement, (v) any release or waiver of any material right or claim of the Seller with respect to any of the Contracts, the Leases, the Licenses and Permits or the Intellectual Property, (vi) any Lien on any of the Assets, or
(vii) any material change by the Seller in accounting principles or methods.

                  (g) TAXES. Except as set forth on Schedule 4.1(g), the Seller has timely filed (timely being understood to include all properly granted extensions) all returns required to be filed by it with respect to all foreign, federal, state and local and foreign income, payroll, employment, unemployment, withholding, excise, sales, personal property, use, business and occupation, franchise and occupancy, real estate, or other taxes (all of the foregoing taxes including interest and penalties thereon and including estimated taxes, being hereinafter collectively the "Taxes") and has paid or reserved all Taxes which are shown to have become due pursuant to such returns and has paid or reserved all other Taxes for which it has received a notice of assessment or demand for payment or has otherwise been made aware of a deficiency. All such returns or reports are true and correct in all material respects.

                  (h) TITLE TO ASSETS. The Seller has good and marketable title to all of the Assets, free and clear of any Lien. The Seller has valid and perfected security interests in all assets consigned to third parties. Schedule
4.1 (h) contains an accurate and complete list of all the real property owned, leased or operated by the Seller, including without limitation, all structures, improvements and fixtures thereon and all water lines, rights-of-way, other rights, privileges, uses, licenses, easements, hereditaments and appurtenances belonging or appertaining thereto (collectively, the "Real Property").

                  (i) LEASES. Schedule 4.1 (i) sets forth a complete and accurate listing or description of all real and personal property leases, subleases, concessions, licenses, occupancy agreements, conditional sales agreements or other title retention agreements (collectively, the "Leases" and individually a "Lease") to which the Seller is a party in connection with the Business. Each of the Leases is valid, binding and enforceable in accordance with its terms, subject to the qualification that the enforcement of certain rights and remedies contained in the Leases may be limited or affected by applicable bankruptcy, insolvency, reorganization, and other federal and state laws relating to or

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affecting creditors or secured parties' rights and remedies and to general principles of equity, and is in full force and effect; to the best of the Seller's knowledge, there are no existing defaults on the part of the Seller or, to the best of the Seller's knowledge, any other party, under any Lease, and no event of default under any such Lease has occurred and is continuing which (whether with or without the giving of notice, lapse of time or both, or the happening of any other event) would constitute a default under such Lease; each such Lease will, subject to obtaining any consent listed in Schedule 2.4, continue to be in full force and effect on the same terms and conditions immediately after the Closing without the need for any action on the part of the Buyer; to the best of the Seller's knowledge, each such Lease reflects the complete understanding among the parties thereto; and accurate and complete copies of each such Lease including all amendments thereto, have been delivered to the Buyer at or prior to the date hereof. The Seller's interest in each of the Leases is free and clear of all Liens or other encumbrances (other than any created by the Buyer) and are not, in the case of real property, except as set forth in Schedule 4.1(h), subject to any rights of way, building use restrictions, exceptions, variances, easements (recorded or unrecorded), rights of redemption, reservations or limitations of any nature whatsoever of which the Seller has knowledge which may materially interfere with the Buyer's use thereof in a manner consistent with the Seller's use thereof prior to Closing.

                  (j) CONTRACTS AND OTHER DOCUMENTS. Except for those Contracts which are listed on Schedule 4.1(j) and those Leases listed on Schedule 4.1(i), or which have been entered into by the Seller in the ordinary course of business and do not involve payment or receipt of more than $2,500, the Seller is not a party to any Contract, Lease or similar document. Neither the Seller nor, to the best of the Seller's knowledge, any other party is in default under any Contract or other instrument to which the Seller is a party or by which it is bound. No Contract continues for a period of more than three (3) months from the Closing Date or is in excess of the normal, ordinary and usual requirements of the Business.

                  (k) LABOR DIFFICULTIES. Except as set forth in Schedule 4.1(k), (i) the Seller is not a party with respect to the Business to a union agreement or collective bargaining agreement and no attempt to organize any employees of the Seller has been made, proposed or threatened; (ii) there is no labor strike, formal labor dispute, formal labor grievance, labor arbitration proceeding, general

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slowdown or stoppage, or charge of unfair labor practice pending before a court, regulatory body or arbitration tribunal, or, to the best of the Seller's knowledge, threatened against or affecting the Assets or the Business, and to the best of the Seller's knowledge no event has occurred which would constitute reasonable grounds for such a strike, dispute, grievance, proceeding or charge;
(iii) no union representation question exists respecting any employees of the Seller; (iv) to the best of the Seller's knowledge, there are no charges or complaints of discrimination pending before the United States Equal Employment Opportunity Commission or any other federal, state, local or foreign agency or tribunal against the Seller in connection with the Business; (v) to the best of the Seller's knowledge, the Seller does not presently employ, and at no time during the past year did it employ, any illegal alien; and (vi) the Seller is in compliance in all material respects with all federal, state and local labor and employment-related Laws applicable to the Business.

                  (l) LICENSES AND PERMITS. The Seller has obtained, has fully paid for, and has in full force and effect all licenses, franchises, permits, approvals, certificates, certifications and other authorizations from all applicable governmental authorities which are necessary for the conduct of the Business as currently conducted and the ownership, use, occupancy and operation of the Assets (the "Licenses and Permits"). Schedule 4.1(l) sets forth a complete and accurate list of all Licenses and Permits. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the revocation, cancellation, suspension, modification, or limitation of any of the Licenses and Permits and will not give to any Person any right to revoke, cancel, suspend, modify, or limit any of the Licenses and Permits. Renewal of each of the Licenses and Permits has been, or will be as of the Closing Date, timely applied for to the extent required under all Laws, including but not limited to, all environmental laws and to the extent appropriate to protect renewal rights thereunder. To the best of the Seller's knowledge, there is no fact or event which is likely to prevent the renewal of any of the Licenses and Permits under existing Law or which, with the passage of time or the giving of notice or both, is likely to constitute a violation of the terms of any of the Licenses and Permits or of any applications or agreements made in connection therewith. No action or proceeding is pending or, to the best of the Seller knowledge, threatened which could result in the revocation, cancellation, suspension, modification, or limitation of any of the Licenses and Permits. All Licenses and Permits are transferable to the Buyer. The Seller

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does not owe any monies for the Licenses and Permits which have been granted to
it.

                  (m) ACCOUNTS RECEIVABLE. Schedule 4.1(m) sets forth a complete and accurate schedule including an aging schedule for all of the Seller's Accounts Receivable as of five business days prior to the date hereof, all of the Seller's Accounts Receivable arose from bona fide transactions in the ordinary course of business of the Seller, have not been discounted, and no counterclaim or right of set-off has been asserted with respect thereto.

                  (n) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in
Schedule 4.1(n), the Seller does not have any material liability or obligation of any nature, whether contingent, accrued, absolute, unasserted or otherwise, other than liabilities or obligations reflected in the Financial Statements or the Closing Date Financial Statements.

                  (o) COMPLIANCE WITH LAW. Except as set forth in Schedule 4.1(o), the Seller has at all times operated in all respects and is presently in compliance in all material respects with all applicable federal, state, local, foreign or other laws, rules, regulations, guidelines, orders, injunctions, building and other codes, ordinances, permits, licenses, authorizations, judgments, decrees of federal, state, local, foreign or other authorities, and all orders, writs, decrees and consents of any governmental or political subdivision or agency thereof, or any court or similar Person established by any such governmental or political subdivision or agency thereof (collectively, the "Laws"), including but not limited to all applicable domestic and foreign Laws, rules and regulations relating to the safe conduct of business, employment discrimination, wages and hours, employment of illegal aliens, collective bargaining, the payment of withholding and social security taxes, product labeling, antitrust, consumer protection, occupational safety and health, consumer product safety, the importation of goods, product liability, currency exchange, securities and trading with the enemy matters, and to the best of the Seller's knowledge no event has occurred which would constitute reasonable grounds for a claim that non-compliance has occurred or is occurring and any non-compliance will not materially and adversely affect the Assets.

                  (p) INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS. The Seller owns or possesses valid

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and binding licenses or other rights to use, whether or not registered, all
Intellectual Property and Intangible Assets. Schedule 4.1(p) sets forth a complete and accurate list of all such Intellectual Property and Intangible Assets (identifying those owned and those licensed), including all United States, state and foreign registrations or applications for registration thereof and all agreements (including, without limitation, agreements pursuant to which the Seller has granted licenses to third parties to use any Intellectual Property or Intangible Asset) relating thereto. All actions necessary to maintain the registered Intellectual Property and Intangible Assets have been taken by the Seller. The Seller is not required to pay any royalty, license fee or similar compensation with respect to the Intellectual Property or Intangible Assets in connection with the current or prior conduct of its business. The use by the Seller of any of the Intellectual Property or Intangible Assets does not violate the proprietary rights of any other Person and no claims have been asserted by any Person with respect to the use of the Intellectual Property or Intangible Assets by the Seller. To the best of the Seller's knowledge, no Person is infringing upon the Intellectual Property or Intangible Assets. The Seller has taken reasonable security measures to protect the secrecy, confidentiality and value of the Intellectual Property. No Person, other than the Seller, owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property or Intangible Asset. Except as set forth in Schedule 4.1(p), the Seller is not a party to any confidentiality, secrecy or similar agreements with third parties.

                  (q) PENDING LITIGATION. Except as set forth in Schedule 4(q), the Seller is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) a party or, to the Knowledge of the Seller and the directors and officers (and employees with responsibility for litigation matters) of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or Investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and Investigations set forth in Schedule 4.1(q) could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Seller or which otherwise could result in any Liability to the Seller. The Seller and its directors and officers (and employees with responsibility for litigation matters) of the Seller has any reason to believe that any such action, suit, proceeding, hearing, or Investigation may be brought or threatened against any of the Seller.

                  (r) CUSTOMER LIST. Schedule 4.1(r) sets forth a complete and accurate copy of the Seller's customer list as of the date first written above. To the best of the Seller's knowledge, the Seller has not received any notice, whether written or oral, indicating that any of these customers intend to cease doing business with the Seller, or to materially alter the amount of business it has previously done or is presently doing with the Seller.

                  (s) ASSETS; OWNERSHIP OF NECESSARY ASSETS AND RIGHTS. The assets, properties and rights included in the Assets comprise all of the assets, properties, and rights of every type and description, real, personal and mixed, tangible and intangible, used by the Seller in, and necessary to, the conduct of the Business as presently conducted. The Assets are in good condition and repair and have received proper maintenance in the ordinary course of business. The Assets on the Closing Date shall be free and clear of all Liens.

                  (t) SUBSIDIARIES AND OTHER INVESTMENTS. The Seller does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture business, trust, or other entity.

                  (u) DISCLOSURE. No statement, representation or warranty by the Seller in this Agreement, including the Schedules hereto, contains any untrue statement of material fact, or omits to state a material fact, necessary to make such statements, representations and warranties not misleading. There is no fact known to the Seller which has specific application to the Business or, so far as the Seller can reasonably foresee, materially threatens in the future, the assets, business, prospects, financial condition or results of operations of the Business which has not been set forth in this Agreement or the Schedules hereto.

                  (v) FINANCIAL STATEMENTS. Schedule 4.1(v) sets forth the unaudited financial statements as of _________, which include the balance sheet of the Seller as at , statement of operations and retained earnings of the Seller for the fiscal year ending

____________________, and statements of cash flows and Shareholders' Equity of the Seller for the fiscal year ending ____________________, together with the related notes thereto (collectively, the "Financial Statements") in each case certified by the Chief Financial Officer of the Seller. On the Closing Date, the Seller shall deliver to the Buyer the unaudited balance sheet of the Seller as at ________________, 1999, and an unaudited statement of operations and retained earnings and an unaudited statements of cash flows and Shareholders' Equity of the Seller for the twelve month period then ended (collectively, the "Closing Date Financial Statements"). The Financial Statements and the Closing Date Financial Statements are or will be complete and correct in all material respects and fairly present the financial condition of the Seller as of the dates thereof and the results of its operations for the fiscal years and periods ended on such dates. The Financial Statements and Closing Date Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

                  (w) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except as otherwise provided in Section ______ since June 30, 1999, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Seller. Without limiting the generality of the foregoing, since that date:

                           (i) the Seller has not sold, leased, transferred, or
assigned any of its Assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

                           (ii) except as otherwise disclosed in this Agreement,
the Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving (A) more than $1,000, (B) a term of more than one year, or (C) outside the ordinary course of business;

                           (iii) no party (including the Seller) has
accelerated, terminated, modified, or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) to which the Seller is a party or by which it is bound involving (A) more than $1,000; or (B) a term of more than one year;

                           (iv) the Seller has not imposed any Security Interest
upon any of its Assets, tangible or intangible;

                           (v) the Seller has not made any capital expenditure
(or series of related capital expenditures) either involving more than $1,000 or outside the ordinary course of business;

                           (vi) the Seller has have not made any capital
investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving (A) more than $1,000, (B) or outside the ordinary course of business;

                           (vii) the Seller has not issued any note, debenture,
bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $1,000 singly or $5,000 in the aggregate;

                           (viii) the Seller has not delayed or postponed the
payment of accounts payable and other Liabilities outside the ordinary course of business;

                           (ix) the Seller has not cancelled, compromised,
waived, or released any right or claim (or series of related rights and claims) either involving (A) more than $1,000, or (B) outside the ordinary course of business;

                           (x) the Seller has not granted any license or
sublicense of any rights under or with respect to any Intellectual Property;

                           (xi) the Seller has not declared, set aside, or paid
any dividend or made any distribution in cash or in kind or redeemed, purchased, or otherwise acquired any shares of common stock;

                           (xii) the Seller has not experienced any material
damage, destruction, or loss (whether or not covered by insurance) to its property;

                           (xiii) the Seller has not made any loan to, or
entered into any other transaction with, any of its employees involving more than $1,000 in the aggregate outside the Ordinary Course of Business

                           (xiv) the Seller has not entered into any employment
contract, written or oral, or modified the terms of any existing such contract or agreement involving more than $1,000 in the aggregate or entered into any collective bargaining agreement;

                           (xv) the Seller has not granted any increase in the
base compensation of any of its directors, officers or any of its family members;

                           (xvi) the Seller has not granted adopted, amended,
modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or family members (or taken any such action with respect to any other Employee Benefit Plan);

                           (xvii) the Seller has not made any other change in
employment terms for any of its directors and officers;

                           (xviii) the Seller has not made or pledged to make
any charitable or other capital contribution in excess of $1,000 and outside the ordinary course of business;

                           (xix) there has not been any other occurrence, event,
incident, action, failure to act, or transaction outside the ordinary course of business involving the Seller;

                           (xx) the Seller has not terminated or amended any
insurance policies nor has any insurance company done so with regard to a policy paid for by the Seller; and

                           (xxi) the Seller has not committed to do any of the
foregoing.

                           (x) STOCKHOLDER APPROVAL. The stockholders of the
Seller have approved the sale of the Assets contemplated by this Agreement. No dissenter's or appraisal rights exist. The approval of the stockholders by its terms may not be revoked.

         4.2 THE BUYER. The Buyer hereby represent and warrant to the Seller, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and as of the Closing Date, as follows:

                  (a) ORGANIZATION AND QUALIFICATION. The Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its respective incorporation, and is duly qualified to do business in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary.

                  (b) AUTHORIZATION; NO RESTRICTIONS, CONSENTS OR APPROVALS. The Buyer has full power and authority to enter into and perform this Agreement, and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the performance by the Buyer of its obligations hereunder. This Agreement has been duly executed by the Buyer and constitutes the legal, valid, binding, and enforceable obligation of the Buyer, enforceable against the Buyer in accordance with its terms. The execution and delivery of this Agreement and the consummation by the Buyer of the transactions contemplated herein or hereby, do not and will not on the Closing Date (i) conflict with or violate any of the terms of the Buyer's Articles of Incorporation or Bylaws or any applicable Law relating to the Buyer, (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation, or instrument by which the Buyer is bound or to which any property of the Buyer is subject, or constitute a default thereunder, or (iii) result in the violation by the Buyer of any laws to which the Buyer or any assets of the Buyer may be subject which would materially adversely affect the transaction contemplated herein. Except as set forth in
Schedule 4.2(b), no authorization, consent, or approval of any governmental authority or any other person is necessary or required in connection with the execution and delivery by the Buyer of this Agreement or the performance by the Buyer of the Buyer's obligations hereunder.

Section 5. COVENANTS PRIOR TO CLOSING.


         5.1 THE SELLER'S COVENANTS. The Seller covenants that, except as otherwise consented to in writing by the Buyer, from and after the date hereof until the Closing or the earlier termination of this Agreement:

                  (a) Except as set forth in Schedule 5.1(a), the Business will be conducted only in the ordinary course and in the same manner as heretofore conducted except as required by this Agreement; and the Seller will use reasonable efforts consistent with past practice to preserve the organization of the Business, the services of the present officers, employees, agents, and representatives thereof and continuing business relationships with suppliers, customers, clients and others having business relations with the Seller.

                  (b) Except with the prior written consent of the Buyer, which consent will not be unreasonably withheld or delayed:

                           (i) No contract, lease, license, obligation,
indebtedness, commitment, purchase or sale will be entered into, assumed or made by the Seller except in the ordinary course of business of the Business;

                           (ii) The Seller shall not enter into or assume any
mortgage, pledge, conditional sale or other title retention agreement, or permit any Lien to be placed upon any of the Assets, whether now owned or hereafter acquired (other than Liens arising by operation of law in the Ordinary Course of Business); and

                           (iii) The Seller shall not make any commitment for
any capital expenditure
whatsoever.

                  (c) All real property, machinery and equipment and other operating properties used in the Business will be kept and maintained in good repair and working order (ordinary wear and tear excepted) on a basis consistent with past practices of the Business, and the Seller will duly observe and conform to all material terms and conditions upon or under which any of such properties are held.

                  (d) The Seller shall use its best efforts to maintain in full force and effect in all material respects all insurance coverages for the Business currently in effect and shall undertake to obtain equivalent replacement coverage with respect to any policies hereafter canceled or terminated.

         5.2 ACCESS. From and after the date hereof and until the Closing or the termination of this Agreement, the Seller shall, upon reasonable prior notice, give to the Buyer and to the Buyer's counsel, accountants, consultants and other representatives and designees, reasonable access during normal business hours to the offices, properties, facilities, agreements, records, and executive or management personnel of the Seller and will furnish to the Buyer copies of all documents and all such information concerning the properties and affairs of the Seller as the Buyer may reasonably request.

         5.3 COOPERATION. The Buyer and the Seller agree (a) to cooperate with each other in determining whether any filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated hereby and in making or causing to be made any such filings promptly and in seeking to obtain in a timely manner any such consents; and (b) to use all reasonable efforts to obtain promptly the satisfaction of the conditions to the Closing of the transactions contemplated herein. The Buyer and the Seller shall furnish to each other and to each other's counsel all such information as may be reasonably required in order to effectuate the foregoing.

Section 6.        CLOSING.

         6.1 CONDITIONS TO THE BUYER'S OBLIGATIONS. The obligations of the Buyer under this

Agreement, including, without limitation, the obligation to consummate and effect the purchase of the Assets, shall be subject to satisfaction of the following conditions, unless waived by the Buyer:

                  (a) The Seller shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (b) All representations and warranties of the Seller herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of and with reference to such date.

                  (c) All consents, approvals, certificates and authorizations required to be obtained by the Seller, and/or the Buyer in connection with the sale of the Assets, including without limitation, all approvals by and clearances from all governmental authorities, lenders, and other third parties, shall have been obtained and no such consent, approval or authorization shall be subject to any condition which is unduly burdensome; and as of the Closing Date, no legislation, rule or regulation shall have been enacted or deemed applicable to the transactions contemplated by this Agreement which would materially interfere with or restrict the use and operation of the Business after the Closing or materially detract from the value of the Assets.

                  (d) The Seller shall have obtained written consents to the assignment to the Buyer of each Lease and Contract listed on Schedule ____ with respect to which a consent is required in connection with the consummation of the transactions contemplated by this Agreement.

                  (e) There shall not have occurred, since _________________, except as set forth in Schedule 6.1(e) any material adverse change with respect to the Business, financial condition, results of operations, prospects, assets or backlog of the Seller.

                  (f) The Seller shall have afforded the Buyer and its representatives reasonable access to the facilities and Real Property, utilized by the Seller in the conduct of the Business for the purpose of conducting facility surveys, and the results of such surveys shall have been satisfactory in all respects to the Buyer in its sole and absolute discretion.

                  (g) The Seller shall have executed and delivered to the Buyer all documents necessary to convey title to the Assets to the Buyer as contemplated by this Agreement.

                  (h) The Buyer shall have entered into a management agreement with the Seller to provide management expertise to Buyer on a cost plus percentage basis sufficient to generate a pre-tax profit of ___________________.

                  (i) The Buyer shall have entered into an employment agreement with Mr. Paulo Mylla at an annual salary of $___________ for a period of no less than three years.

                  (j) The Buyer shall have obtained written consents to assignments of all Assumed Leases of real property, pursuant to which the Seller is a lessee, executed by the lessors.

                  (k) The agreements between the Seller and certain related parties set forth on Schedule 6.1(k) shall have been terminated, and the Seller and the Buyer shall have been released from all liability or obligation whatsoever therefor.

                  (l) The Seller shall have provided to the Buyer a complete and accurate schedule including an aging schedule for all of the Seller's Accounts Receivable as of not more than two business days prior to the Closing Date.

                  (m) The Buyer and the Seller shall have entered into Assignment and Assumption Agreements with respect to all Assumed Leases of Real Property.

         6.2 CONDITIONS TO THE SELLER'S OBLIGATIONS. The obligations of the Seller under this Agreement, including, without limitation, the obligation to consummate and effect the sale of the

Assets shall be subject to satisfaction of the following conditions, unless waived by the Seller:

                  (a) The Buyer shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (b) All of the representations and warranties of the Buyer herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of, and with reference to such date.

                  (c) All consents, approvals and authorizations required to be obtained by the Buyer and/or Seller in connection with the sale of the Assets, including all approvals by and clearances from all governmental authorities, have been obtained.

                  (d) The Buyer shall have entered into the management and employment agreements referred to in Section 6.1(h) and (i), respectively.

                  (e) The Buyer and the Seller shall have entered into Assignment and Assumption Agreements with respect to all Assumed Leases of Real Property.

         6.3 CONDITIONS TO THE SELLER'S AND THE BUYER'S OBLIGATIONS. The obligations of the Seller and the Buyer to consummate and effect the sale of the Assets pursuant to this Agreement shall be subject to the following additional condition, unless waived by each party:

                  (a) No injunction or temporary restraining order shall have been granted restraining or prohibiting the consummation of the transactions contemplated by this Agreement, and no action, suit or other proceeding instituted by any federal, state, or local governmental authority seeking such an injunction or order shall be pending or threatened.

                  (b) The Buyer shall have entered into the management and employment agreements referred to in Sections 6.1(h) and (i), respectively.

                  (c) The Buyer has entered into a Business Combination Agreement (defined as a Merger, Consolidation or Share Exchange under the laws of Florida or a Amalgamation under the laws of Bermuda) which results in the Buyer itself becoming, or the Buyer becoming a 100% held subsidiary of, a public company with at least ______ shareholders, which public company has received gross proceeds from the sales of its securities in the amount of at least $1,725,000 U.S. dollars.

                  (d) The public company has outstanding capital of 12,000,000 shares of common stock and Paulo Mylla and/or his assigns are beneficial owners of no less than 5,280,000 of such shares; provided, however, the number of shares outstanding and beneficially held may be adjusted pro rata.

         6.4 THE BUYER'S CLOSING DOCUMENTS. At the Closing, the BUYER will deliver to the Seller, in form and substance reasonably satisfactory to the Seller and consistent with this Agreement:

                  (a) An instrument of assumption by the Buyer assuming the Assumed Obligations, which instrument shall have terms and conditions conforming to this Agreement.

                  (b) Copies of consents of the board of directors of the Buyer authorizing the execution and delivery of, and performance of their obligations under this Agreement, certified by the Secretary or an Assistant Secretary of the Parent and the Buyer.

                  (c) A Good Standing Certificate for the Buyer issued by the Secretary of State of the jurisdiction of its incorporation and dated not more than 20 business days prior to the Closing Date.

                  (d) A certificate of an officer of the BUYER certifying and warranting that the representations, warranties and agreements of the BUYER contained in this Agreement are true and accurate in all material respects as of the Closing Date and that the Buyer has satisfied and performed all of its respective obligations hereunder.

         6.5 THE SELLER'S CLOSING DOCUMENTS. At the Closing, the Seller shall deliver to the Parent and the Buyer, in form and substance reasonably satisfactory to the Parent and the Buyer, all consents required under the Contracts, and appropriate documents to effect or evidence the sale, conveyance, assignment and transfer to the Buyer of the Assets as contemplated hereby and necessary to place the Buyer, its officers, agents and employees in full possession and enjoyment of all Assets as contemplated hereby, including the following:

                  (a) A Bill of Sale and Assignment, containing such covenants and warranties of title as are consistent with the Seller's representations and warranties under this Agreement and providing for full substitution and subrogation of the Buyer in and to all covenants and warranties by others theretofore given or made in respect of such assets, and such other instruments of assignment or transfer as shall be necessary or reasonably desirable to vest in the Buyer all of the Seller's right, title and interest in and to all Contracts, Intellectual Property, Intangible Assets, Personal Property, Assumed Leases and other intangible property of the Seller to be sold or transferred to the Buyer under this Agreement.

                  (b) Copies of resolutions adopted by the board of directors of the Seller authorizing the execution and delivery of, and performance of the Seller's obligations under, this Agreement, certified by the Secretary or an Assistant Secretary of the Seller.

                  (c) A Good Standing Certificate for the Seller issued by the Secretary of State of the jurisdiction of their respective incorporation and dated not more than 20 business days prior to the Closing Date.

                  (d) A certificate of the President of the Seller, certifying and warranting that the representations, warranties and agreements of the Seller contained in this Agreement are true and accurate in all material respects as of the Closing Date and that Seller has satisfied and performed all of its obligations hereunder.

                  (e) Evidence of any authorization, consent, approval or filing with any public body or governmental authority or any other Person necessary in connection with this Agreement.

                  (f) Such other documents as the Buyer shall reasonably request.

Section 7. ADDITIONAL COVENANTS. If Closing occurs hereunder, then from and after the Closing Date, the parties hereto shall be bound by the following covenants:

         7.1 POST-CLOSING ACCESS. The Buyer shall, following the Closing, give to the Seller and its respective authorized representatives such reasonable access, at the Seller's cost and expense, during normal business hours and upon prior notice, to books and records constituting part of the Assets (including without limitation all such accounting books and tax records) as the Seller may reasonably require in connection with the preparation and filing of tax returns, collection by the Buyer of the Accounts Receivable, audits or any claim made by any party with respect to a liability or obligation that is not an Assumed Obligation.

         7.2 COOPERATION IN THIRD-PARTY LITIGATION.

                  (a) After the Closing, the Seller shall provide such cooperation as the Buyer or its counsel may reasonably request in connection with (i) any proceedings related to the Business other than the Excluded Assets or the Excluded Obligations; (ii) the Seller's conduct of the Business prior to the Closing which are hereafter pending or threatened and to which the Buyer is a party, (iii) any proceedings for which the Seller is entitled to indemnification from the Buyer under Section __. Such cooperation shall include, but not be limited to, making employees of the Seller available upon the reasonable request and at the expense of the Buyer or its counsel to consult with and assist the Buyer and its counsel in connection with any such proceedings and to prepare for and testify in any such proceedings, including depositions, trials and arbitration proceedings.

                  (b) The Buyer agrees that after the Closing, the Buyer shall provide such cooperation as the Seller or its counsel may reasonably request in connection with (i) pending or threatened proceedings set forth in Schedule ___;
(ii) any proceedings relating to the Business which are hereafter pending or threatened and to which the Seller is a party; and (iii) any proceedings for which the Buyer is entitled to indemnification from the Seller under Section 8.3 hereof. Such cooperation shall include, but not be limited to, making employees of the Buyer available upon the reasonable request and at the expense of the Seller or its counsel to consult with and assist the Seller and its counsel regarding any such proceedings and to prepare for and testify in connection with any such proceedings, including depositions, trials and arbitration proceedings.

                  (c) The provisions of this Section 7.2 are not intended to conflict with, and shall not override the provisions of Sections ___ hereof.

         7.3 DISCHARGE OF BUSINESS OBLIGATIONS. From and after the Closing Date, the Seller shall pay and discharge when due all obligations and liabilities of the Seller incurred prior to the Closing Date (except for the Assumed Obligations), and in furtherance of the foregoing shall discharge on a timely basis all such liabilities or obligations to employees, trade creditors, suppliers and customers.

         7.4 FURTHER ASSURANCES. The Seller from time to time after the Closing, at the Buyer's request, will execute, acknowledge and deliver to the Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as the Buyer may reasonably require in order to vest more effectively in the Buyer, or to put the Buyer more fully in possession of, any of the Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

Section 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS. The representations, warranties, covenants, and obligations of the Buyer and the Seller set forth in this Agreement and in any certificate, agreement, or instrument delivered in connection with the transactions contemplated hereby, shall survive the Closing for a period equal to the greater of (i) the applicable statute of limitations or (ii) a period of three years.

         8.2 INDEMNIFICATION BY THE SELLER. In addition to and not in limitation of the Seller's indemnification obligations set forth elsewhere in this Agreement, the Seller shall, defend, indemnify, and hold harmless the Parent and the Buyer and their affiliates and their respective officers, directors, shareholders, agents and employees (individually, a "Buyer Indemnitee" and collectively the "Buyer Indemnitees"), from and against any and all claims, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs, and expenses (including, without limitation, reasonable legal, accounting and consulting fees), whether or not resulting from third party claims (collectively, "Losses"), suffered by a Buyer Indemnitee, which arise out of or result from:

                  (a) any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by the Seller in this Agreement or in any document, certificate or affidavit delivered by the Seller pursuant to the provisions of this Agreement;

                  (b) any obligation, liability, debt or commitment of the Seller which is not an Assumed Obligation (or is an Excluded Obligation), whether or not paid by the Buyer; and

                  (c) any claims by any Person arising out of or due to the failure to comply with the bulk transfers laws, fraudulent conveyance or other laws for the protection of creditors of the State of Florida including, without limitation, any claims by any Person against all or any part of the Assets.

                  (d) any other matter related to the conduct of the Business by the Seller or any predecessor or the use or ownership of the Assets prior to the Closing (including, but not limited to, all acts, omissions and conditions existing or occurring prior to the Closing for which any of the Buyer Indemnitees is alleged to be liable pursuant to any successor or similar theory of liability).

         8.3 INDEMNIFICATION BY THE BUYER. The Buyer shall defend, indemnify and hold harmless, the Seller and the Seller's respective officers, directors, agents and employees (individually, a "Seller Indemnitee" and collectively the "Seller Indemnitees") from and against any and all Losses, suffered by a Seller Indemnitee, which arise out of or result from (a) any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by the Buyer in this Agreement or in any document, certificate or affidavit delivered by the Buyer pursuant to the provisions of this Agreement; (b) any Taxes arising from the operation by the Buyer after the Closing Date of the Business purchased by the Buyer; or (c) any of the Assumed Obligations.

         8.4 INDEMNIFICATION PAYMENTS. All indemnity payments, whether by the Buyer or the Seller, to be made under this Agreement shall be made in immediately available funds.

         8.5 PROCEDURE FOR THIRD PARTY CLAIMS.

                  (a) Notice to the indemnifying party shall be given promptly after receipt by any Seller Indemnitee or Buyer Indemnitee of actual knowledge of the commencement of any action or the assertion of any claim that will likely result in a claim by it for indemnity pursuant to this Agreement. Such notice shall set forth in reasonable detail the nature of such action or claim to the extent known, and include copies of any written correspondence or pleadings from the party asserting such claim or initiating such action. The indemnifying party shall be entitled, at its own expense, to assume or participate in the defense of such action or claim. In the event that the indemnifying party assumes the defense of such action or claim, it shall be conducted by counsel chosen by such party and approved by the party seeking indemnification, which approval shall not be unreasonably withheld.

                  (b) With respect to actions as to which the indemnifying party does not exercise its right to assume the defense, the party seeking indemnification shall assume and control the defense of and contest such action with counsel chosen by it and approved by the indemnifying party, which approval shall not be unreasonably withheld. The indemnifying party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The indemnifying party shall be obligated to pay the reasonable attorneys' fees and expenses of the party seeking indemnification to the extent that such fees and expenses related to claims as to which indemnification is payable under Sections __ or __, as such expenses are incurred.

                  (c) Both the indemnifying party and the indemnified party shall cooperate fully with one another in connection with the defense, compromise, or settlement of any such claim or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

         8.6 REMEDIES CUMULATIVE. The remedies provided for herein shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party. Nothing contained in this Section 8.6 shall be construed in any way to limit, impair or modify any provisions of this Agreement or to otherwise impose any additional liability or obligation on the Buyer at any time for any liability or obligation of the Seller other than the Buyer's obligation to indemnify the Seller hereunder.

         8.7 SUCCESSORS. The merger, consolidation, liquidation, dissolution or winding up of, or any similar transaction with respect to, the parties hereto shall not affect in any manner the obligations of the parties pursuant to
Section 8.7 or any other term or provision of this Agreement, and the parties covenant and agree to make adequate provision for their liabilities and obligations hereunder in the event of any such transaction.

         8.8 LIMITS ON INDEMNIFICATION. Notwithstanding the provisions of Sections 8.2 and 8.3 above, neither the Buyer Indemnitees nor the Seller Indemnitees shall be entitled to receive indemnification under this Agreement for a claim relating to a breach of a representation or warranty contained herein until the aggregate amount of indemnification claims they shall have asserted hereunder shall exceed $10,000; provided that if the Buyer Indemnitees or the Seller Indemnitees shall successfully assert claims for indemnification hereunder in excess of $10,000 in the aggregate they shall be entitled to receive indemnification for the full amount of the indemnity claims without regard to the $10,000 "threshold".

Section 9. BROKERAGE.

         9.1 FINDERS AND BROKERS FEES. Each of the parties represents that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any compensation including, without limitation, a commission or finder's fee, in connection with any of these transactions. The parties each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim, or expense incurred by reason of any compensation, including, without limitation, brokerage, commission, or finder's fee, alleged to be payable because of any act, omission, or statement or the indemnifying party.

Section 10. GENERAL PROVISIONS.

         10.1 SALES AND TRANSFER TAXES. The Seller shall pay any and all taxes, federal, state, or local, in the nature of income, sales, use, transfer gains, conveyance, recording, ad valorem, stamp, transfer and any similar tax, fee or duty required to be paid in respect of the conveyance, assignment, or transfer to the Buyer of the Assets and the filing and recording thereof (collectively, the "Transfer Taxes").

         10.2 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended, nor shall it be construed, to confer any rights or benefits upon any Person (including, but not limited to, any employee or former employee of the Seller) other than the parties hereto, and solely to the extent provided in
Section 8, the other the Seller Indemnitees and the Buyer Indemnitees, and no other Person shall have any rights or remedies hereunder.

         10.3 EXPENSES OF THE PARTIES; CERTAIN LITIGATION. All expenses involved in the preparation, authorization, and consummation of this Agreement, incurred up to and including the Closing, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants in connection therewith, shall be borne solely by the party who shall have incurred the same, and the other parties shall have no liability in respect thereof; provided, however, that nothing herein shall be construed to release or impair any claim for damages by any party.

         10.4 AMENDMENT AND WAIVER. This Agreement may not be changed or terminated orally. No waiver of compliance with any provision or condition hereof, and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

         10.5 MISCELLANEOUS. The Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret, or construe the intentions of the parties. This Agreement may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida; without giving effect to the conflict of laws principles thereof.

         10.6 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective administrators, legal representatives, successors and permitted assigns.

         10.7 PUBLICITY. No party hereto or its representatives will, without the prior written consent of the other parties, disclose to any other person any information that has been made available in connection with this Agreement (other than information which has been published or made publicly available other than by unauthorized disclosure of a party), make any public announcement concerning the transactions contemplated hereby or disclose any of the terms, conditions, or other facts with respect to this Agreement, except as required by Law. If circumstances make it impossible to give such prior written notice, then any disclosure made shall be no more extensive than is necessary to meet the minimum requirement imposed on the party making such disclosure.

         10.8 COMPLETE AGREEMENT. This Agreement and Schedules and other documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous negotiations, commitments, and writings.

         10.9 NOTICES. Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement (each a "notice") shall be in writing, may be given by a party or its legal counsel, and shall deemed to be duly given (i) when personally delivered, or (ii) upon delivery by United States Express Mail or similar overnight courier service which provides evidence of delivery, or (iii) when five days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to whom directed at that party's address as it appears below or another address of which that party has given notice, or (iv) when transmitted by telex (or equivalent service), the sender having received the answer back of the addressee, or (v) when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

         Notice to the Seller shall be sufficient if given to:

                            BGS (SouthWest) Inc.

                            ---------------------------------

                            ATTN: Mr.
                                     ------------------------

                            Fax:
                                -----------------------------

         with a copy to:


                            Fax:

         Notice to the Buyer shall be sufficient if given to:

                                    Whoodoo.com, Inc.
                                    1660 Trade Center Way, Naples, Florida.
                                    ATTN: Mr. Paulo Mylla
                                    Fax:  (941) 594-2700

         with a copy to:            Michael Harris, P.A.
                                    1645 Palm Beach Lakes Boulevard
                                    Suite 550
                                    West Palm Beach, Florida 33401
                                    ATTN:  Michael D. Harris, Esq.
                                    Fax:     (561) 478-1817


         10.10 SEVERABILITY. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provisions had not been contained herein.

         10.11 EFFECT OF INVESTIGATION. Any inspection, preparation or compilation of information or schedules, or audit of the inventories, properties, financial condition or other matters relating to the Seller conducted by or on behalf of the Buyer pursuant to this Agreement shall in no way limit, affect or impair the ability of the Buyer to rely upon the representations, warranties, covenants and agreements of the Seller set forth herein.

         10.12 TERMINATION.


                  (a) This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Seller and the Buyer.

                  (b) If this Agreement is terminated as provided herein: (i) each party will redeliver all documents, work papers and other material of the other party or parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; (ii) no information received by any party hereto with respect to the business of the other party or their affiliated companies (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed or available as public information with any governmental authority) shall at any time be used for the advantage of, or disclosed to third parties, by such party for any reason whatsoever; and (iii) no party shall have any liability or further obligation to any other party to this Agreement except as provided by this Section ___, except to the extent such claim or obligation has accrued prior to such termination of this Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed under seal as of the date first above written.

                                         Whoodoo.com, Inc.
-----------------------------
                                         By:
                                            ------------------------------------
                                             Mr. Paulo Mylla, President
-----------------------------


                                         BGS (SouthWest) Inc.

-----------------------------
                                         By:
                                            ------------------------------------
                                                              , President
-----------------------------               ------------------

                               TABLE OF SCHEDULES

Schedule 2.1(a)......................................................................................Prepaid Assets

Schedule 2.1(b)...................................................................................Personal Property

Schedule 2.1(c)............................................................................................. Leases

Schedule 2.1(d)...........................................................................................Contracts

Schedule 2.1(f)...............................................................................Intellectual Property

Schedule 2.2........................................................................................Excluded Assets

Schedule 2.3(b)...............................................................................................Liens

Schedule 2.4....................................................................................Assumed Obligations

Schedule 2.5(d).........................Excluded Obligations - exception for certain employees, officers, directors

Schedule 2.5(i).......................................................................................Prepaid Items

Schedule 3.2...........................................................................Allocation of Purchase Price

Schedule 3.3........................................................................................Pro-rated Items

Schedule 4.1(b)...............................................Authorization: NO Restrictions, Consents or Approvals

Schedule 4.1(d)........................................................................................Subsidiaries

Schedule 4.1(f)............................................................................Material Adverse Changes

Schedule 4.1(g)........................................................................Tax Returns not timely filed

Schedule 4.1(h)...........................................................................Interest in Real Property

Schedule 4.1(i).............................................Leases (include whether consent to assign is necessary)

Schedule 4.1(j).........................................................................Contracts & Other Documents

Schedule 4.1(k)..................................................................................Labor Difficulties

Schedule 4.1(l)..................................................................................Licenses & Permits

Schedule 4.1(m)................................................................Accounts Receivable & Aging Schedule


Schedule 4.1(n).............................................................................Undisclosed Liabilities

Schedule 4.1(o).............................................................................Non-Compliance with Law

Schedule 4.1(p)...................................................................Intellectual Property, Intangible
                                                          Assets and Confidentiality, secrecy or similar agreements

Schedule 4.1(q)..................................................................................Pending Litigation

Schedule 4.1(r)...................................................................Customer List as of July __, 1999

Schedule 4.1(v)................................................................................Financial Statements

Schedule 4.2(b)..................................................................Authorization, Consent or Approval

Schedule 5.1(a).............................................Business Conduct not in the ordinary course of business

Schedule 6.1(e)..................................................................Material Adverse Changes of Seller

Schedule 6.1(k).........................................Termination of Agreements between Seller of Related Parties


                                 SCHEDULE 2.1(A)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                                 PREPAID ASSETS

                                       N/A

                                 SCHEDULE 2.1(B)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

Personal Property

A.       Furniture and fixtures

1. ADMINISTRATION                           $
---------------------------------------------

DESK  AND CREDENZA                                       1,054.81

LATERAL FILE                                               506.57

Chair                                             246.70
Guest Chair                                       163.13
Shelf                                             306.23
Picture                                            59.35
Picture                                            69.95

2.  CONFERENCE ROOM                         $
---------------------------------------------

TABLE                                                      437.89

8 Chairs                                        1,762.99
Picture                                            54.05
Picture                                            59.35
Picture                                            65.65

3. PRESIDENT                                $
---------------------------------------------

DESK AND CREDENZA                                        1,993.54
Chair                                             495.13
2 Guest Chairs                                    746.41
Book Case                                         706.91
Picture                                           289.00
Picture                                            75.25
Blinds                                            404.17

4. MANAGER                                  $
---------------------------------------------

DESK AND CREDENZA                                        1,224.94
Shelf                                             306.23
Chair                                             220.37

2 Guest Chairs                                    326.27

5. DESIGNERS                                $
---------------------------------------------

4 WORK SURFACES                                          1,396.88
4 Chairs                                          941.03
Picture                                            43.45
Picture                                            48.75
Picture                                            43.45
Picture                                            43.45

6. SALES                                    $
---------------------------------------------
4 Chairs                                          661.69
4 Desks (modules)                               1,674.37
4 Fabric Panels                                 1,735.39
4 Boxfiles                                      1,204.03
Working area                                      932.80
2 Storage Cabinets                                211.98
3 Lateral Files                                   635.97
Picture                                           287.25
Picture                                            75.25
Picture                                           266.05
Picture                                            80.55

7. SERVER                                   $
---------------------------------------------

DESK                                                       211.99

8. KITCHEN                                  $
---------------------------------------------
Refridgerator  7-14CF Model SYO SR952W            317.99

B.       OFFICE EQUIPMENT                   $
---------------------------------------------

XEROX COPIER  5016                                       1,500.00

FAX   PANASONIC KXF1150                                    300.00

TELEVISION SET  QUASAR SP3219                              499.98

VIDEO CASSETTE QUASAR VHQ730                               129.99

C. TELEPHONE SYSTEM                         $
---------------------------------------------

SAMSUNG DCS COMPACT COMMUNICATIUON SYSTEM                5,941.30
Consisting of:

- 1 Samsung DCS Compact Unit (Equip 8X16)
- 1 Samsung Basic Software
- 1 Samsung Ram 1 Card
- 2 Samsung 2X4 Expansion Card
- 2 Samsung 24-Button Display Phones
- 10 Samsung 12-Button Display Phones
- 1 Panamax AC & 8CO Surge Protect Unit
- 1 Battery Back-up Unit
- 18 Inside Cable Runs
- 18 CAT-5 Computer Cable Runs W/24 Port Patch Panel
- 12 CAT-5
- Upgrade 24 Port to 48 Port
- Plywood back board

               D. Alarm System                           $

Alarm System consisting of:                       975.00
- 1 Control Panel Ademco 4110XM
- 1 Digital Keypad 6128
- 1 Inside Speaker Siren 747
- 2 Passage doors contacted 1125T
- 2 Glass Break Sensors 5820
- 1 Passive Infrared detector 998

E. COMPUTER EQUIPMENT                       $
---------------------------------------------

COMPUTER EQUIPMENT CONSISTING OF:                       34,705.72
- 2 Dell Dimesion XPS 300MHz Pentium II MiniTower Base with MMX Technology and 512K Cache
- 2 Microsoft PS2 Intellimouse, shipped with system
- 2 WIN95 Spacesaver Quiet Key, 104 Key Keyboard, Factory Installed
- 2 128MB, SDRAM, DIMM, ECC, Factory installed
- 2 Altec ACS90 Speakers shipped with system
- 2 Creative Labs AWE64 ISA Sound Card, Factory installed
- 2 12/24x EIDE CD ROM, Factory installed
- 2 Dell 1200HS, Model #D1226H, with 17.9" Viewable Image Size, Color monitor
- 2 STB, Nitro, 4MB, Virge GX, SPS PCI, Video Board, Factory Installed

- 2 3.5, 1.44MB Floppy Drive, Factory installed
- 2 4.3GB EIDE Ultra ATA Hard Drive, Factory installed
- 2 Iomega Zip Drive for Windows 95 factory installed
- 2 Windows '95 CD ROM Factory installed
- 2 3 Com, 3C905-TX, Ethernet, Network Card, Windows 95 Factory installed
- 2 MS OFFICE 97 Small Business Edition, CD, Factory Installed US English
- 2 Ms Bookshelf 96 on CD, W95, NT4.0, US English, Factory installed.
- 1 Dell Dimension XPS 300MHz Pentium II Mini Tower Base with MMX Technology and 512K cache
- 1 MICROSOFT PS2 Intellimouse, shipped with system
- 1 WIN95 Spacesaver Quiet Key Keyboard, factory installed
- 1 128MB, SDRAM, DIMM, ECC, factory installed
- 1 Altec ACS90 speakers shipped with system
- 1 Creative labs AWE64 ISA Sound Card, factory installed
- 1 12/24x EIDE CD ROM Factory installed
- 1 Ultrascan 1000TX, Color Monitor, Model #D1025HTX,15.9"Vis, Factory installed Dimension
- 1 STB, Nitro, 4MB, Virge GX, SPS PCI, Video Board, Factory installed
- 1 3.5, 1.44 Floppy Drive, factory installed
- 1 4.3 EIDE ultra ATA hard Drive, factory installed
- 1 Iomega ZIP Drive for Windows 95 factory installed
- 1 3 Com, 3C905-TX, Ethernet, Network Card, Windows 95 factory installed
- 1 MS OFFICE 97 Professional with Bookshelf Basics on CD factory installed, US, English
- 1 Dell PowerEdge 220 Base, 266 MHz Processor with 512K Cache
- 1 Logitec System Mouse, with disks not factory installed
- 1 Performance 104 key keyboard for Windows 95 factory installed
- 1 Dell PowerEdge 4200, Processor Terminator Card, Factory installed
- 1 8x SCSI CD-ROM Drive, factory installed
- 1 Ultrascan 800 HS (13.7"VIS) Trinitron Model # D825HT with 13.7" Viewable Image Size for Dell Optiplex, factory installed
- 1 9GB SCSI Hard Drive, factory installed
- 1 Hard Drive Configuration for Dell PowerEdge 2100 factory installed
- 1 1.4 MB Floppy Drive for Dell PowerEdge 2200 factory installed
- 1 12/24 GB Tape Backup, for Dell PowerEdge 2200 factory installed
- 1 ReadyWare Installation Fee per system
- 1 Intel EtherExpress PRO 100/B PCI Ethernet Adapter factory installed
- 1 Microsoft NTS 4.0 on CD, 10 Client Access Licenses OEM Packaging, US Version non factory installed - 1 128 MB RAM (64MB Free) Upgrade, 1 DIMM, for Dell PowerEdge 2200 factory installed.
- 1 SMART-UPS 1000VA Net Bundle w/
- 1 Superstack II Hub 100TX 12 POR
- 3 Dell Dimesion 166 MHz Minitower Base with MMX Technology, 512K Cache and
  2 MB Video
- 3 Microsoft PS2 Intellimouse, factory installed

- 3 WIN 95 Spacesaver Quiet Key Keyboard, factory installed
- 3 64 MB RAM, 2 DIMMS, SDRAM, factory installed
- 3 Vibra 16C Sound Card for Windows 95, factory installed
- 3 Altec ACS90 speakers shipped with system
- 3 12/24 xEIDE CD ROM Factory installed
- 3 Ultrascan 800 HS Trinitron with 13.7" Viewable Image Size, Model # D825HT, for Dell Dimesion Factory installed
- 3 3.2 GB EIDE Hard Drive, Factory installed
- 3 3.5", 1.44 MB Boot Floppy Drive, Factory installed
- 3 Iomega, removable Storage Zip EIDE, for Windows 95 factory installed
- 3 Windows '95 CD ROM Factory installed
- 3 3C905-TX ENET 10/100 Network Card factory installed
- 3 MS Office 97 Small Business edition, CD, factory installed US English
- 3 Ms Bookshelf 96 on CD, W95, NT4.0 US English
- 2 IBM PAR PNTR CENT DB25 MALE/36
- 1 HP Deskjet 890CXI EXTL
- 1 HP Scanjet 5P 24BIT CLR &8BIT
- 1 HP Jetdirect EX Hi-performance
- 1 Databurst ISDN 128K NTI V
- 1 CD-R 2006/Plus 2X INT Recorder
- 1 Digital Mavica still Camera
- 1 Adaptec Fast SCSI-2 32 Bit PCI Adapter
- 4 Back-ups 400 from APC
- 4 APC Back-ups 280 SBY 280VA/180W
- 4 APC Personal Surge Protection (7 outlet)
- APC Personal Surge Protection (7 outlet + Telephone)
- 1 NET3T Network SurgeArrest (3 Outlet + Modem/fax) from APC
- 14 3" CAT5 Patch Cable
- 3 14" CAT5 Patch Cable
- 3 25" CAT5 Patch Cable
- 4 3 Com Fast Ether Link XL/100Mbps PCI RJ 45 Network adapter
- 1 NetPort Express PRO/100 FastEthernet 2 Port Ext Multi OS Print Server by
  Intel
- 1 Etherlink III Ethernet PCCARD RJ45 NIC Type II PCMCIA
- 1 19" 4Unit Rack Mount 9.3"x12"
- 1 Smart -ups 1000 from APC (6 outlet)
- 1 Microsoft Proxy server v2.0 for Windows NT CD

Description       Serial #       Current Book     Depreciated      Replacement
                                                  Value            Cost
Adobe             ABW80OC71
Illustrator       06961-806
Adobe             MBW500B71
Premiere 5.0      07938-480
Adobe             PWW401R7
Photoshop 4       121584-597
Adobe             PWW401R7
Photoshop 5       121584-597
1 HP Scanning     C6297-
Software          15500
HP Scanjet        C5112-
Scanner           15501
HP Scanjet        C5112-
Scanner           15501
HP Surestore      C4380-
CD Writer Plus    12000
Easy Cd
Creator
Smart &           495148-00
Friendly
Pc Anywhere       07-83-00157
Version 8.0
Meta Info News    761lGl-74
Channel
Net Objects       CM-W-
Fusion            10006-01
Corel             OVW32<288
Web Designer      >25OWDSN
E11078
HP LaserJet
6P&6MP
HP LaserJet
6P&6MP
Adobe Type On     039717874/9
Call              6
Macromedia        FLD200-
Flash 2           09365-
                  37071-93686
Macromedia        FLD200-
Flash 2           02060-
                  47071-83617
Macromedia        FLW300055       Listed item 22
Flash 3           69-57032-
                  2503
Kurzweil Voice    KURZ2520-
Pro               11011928
Smart Business    42-63009-01
Card Reader
WebTrends         87585119
CorelDraw7        DR7-
                  8264C58514
Seagate           #ST031001
Backup-Exec       220-201
                  #SBE-
                  CWWD-
                  001ST
Microsoft         KRP8T-
Windows 98        B49XX-
                  83JDB-
                  89KRQ-

                  9FYW8
Microsoft         HP-PC
Windows 98        DWPRQ-
                  XKGTY-
                  RFKQF-
                  BJCHM-
                  K4BWD
Microsoft         8078-
FrontPage97       3604645
Microsoft         3123-
FrontPage98       0623897
Microsoft         3123-
FrontPage98       0128494
Microsoft Office  8145-
97 Professional   2232667
edition with
Bookshelf
Basics
10 licenses
Microsoft         3256-
Publisher 98      2678642
Microsoft         LIBRARY
Visual            X03-86016
Studio6.0         LIBRARY
                  X03-73112
                  J++ 325-
                  1604253
                  VISUAL
                  STUDIO
                  814-8157151
Microsoft         X03-46849
[ ]
Internet
Explorer
[ ]
Microsoft         814-7185167
[ ]
BackOffice
[ ]
Server
[ ]
1 license
[ ]
10 client
[ ]
license
[ ]
Microsoft            8145-
[ ]
Outlook              0703056
Microsoft            814-8497034
BackOffice
Small Business
Server
1 server license
2 client
licences
Microsoft            20097-OEM-
Windows NT           0024294-
Server               87919
Microsoft            815-3910726

Windows NT
Workstation
Microsoft Site       814-8376972
Server
Microsoft Proxy      810-1670752
Server
Microsoft            23097-OEM-
Bookshelf 96         0024276
Microsoft            23097-
Bookshelf 96         OEM002427
                     6-92526
Microsoft            23097-OEM-
Bookshelf 96         0024276-
                     58864
Microsoft Office     25297-OEM-
Small Business       00245555-
Version              76452
Microsoft Office     25297-OEM-
Small Business       0024564-
Version              02490
Microsoft Office     25297-OEM-
Small Business       0024555-
Version              77481
Intel                687439-001
NetportExpress
Print Server
Microsoft            25297-OEM-
Windows 95           0024555-
                     39362
Microsoft            12697-OEM-
Windows 95           0022343-
                     77777
Microsoft            26197-OEM-
Windows 95           0024796
Microsoft            05197-OEM-
Windows 95           0020903-
                     86476
Microsoft            25297-OEM-
Windows 95           0024555-
                     32071
Microsoft            26197-OEM-
Windows 95           0024796-
                     76665

Microsoft            26197-OEM-
Windows 95           0024796-
                     76687
Microsoft            19996-OEM-
Windows 95           0013604-
                     45959
Microsoft            05197-OEM-
Plus 1.O             0020937-
Money 5.0            57237
Encarta 97
3D Movie
maker
Bookshelf
Works
LaserJet             5021-0370
Internet
Publishing Kit
LaserJet             5021-0370
Internet

Publishing Kit
WillowwTalk
FileMaker            1-1014-
Pro4.0               0877-9606-
                     4362
Real Server 5.0      5e6lOzc862
Real Server 5.0      507930a5e3
                     3154030064
                     0702f000790
                     0021061054
                     1af7767d559
                     007702
Real Server 5.0      6c610zf1d2f
Upgrade              0793db59f35
                     7eO20011O7
                     0260007b00
                     0020043014
                     12cl65f8590
                     0740a
Real Server G2       P/N
Upgrade              23001008
Real Publisher       51002
Real Publisher       51002
Miro                 PPN CD-
VideoDC30            0007-3.0
Plus
TitleDeko            PPN CD-
                     0010-1.OA
Peach Tree           10604990
Complete
Accounting
QuickCam             1073-800-
                     002
PowerChute           991-2000
Plus
US Robotics          1.031.002-00
Software             PVC-
Library Sony         130/150
Vaio
QuickCad             110-5734014

                                 SCHEDULE 2.1(C)

                     TO THE ASSET PURCHASE AGREEMENT BETWEEN

               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                                     LEASES

 Filed Pursuant to Regulation 232.202 of the Securities and Exchange Commission

                                 SCHEDULE 2.1(D)

                     TO THE ASSET PURCHASE AGREEMENT BETWEEN

               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                                    CONTRACTS

                                       N/A

                                 SCHEDULE 2.1(F)

                     TO THE ASSET PURCHASE AGREEMENT BETWEEN

               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                              INTELLECTUAL PROPERTY

                                       N/A

                                  SCHEDULE 2.2

                     TO THE ASSET PURCHASE AGREEMENT BETWEEN

               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                                 EXCLUDED ASSETS

                                       N/A

                                 SCHEDULE 2.3(B)

                     TO THE ASSET PURCHASE AGREEMENT BETWEEN

               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                                      LIENS

                                       N/A

                                  SCHEDULE 2.4
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                               ASSUMED OBLIGATIONS

1.       Current Liabilities at June  30, 1999
         Federal Payroll Taxes Payable                                                      $10,089.24
         FUTA Tax Payable                                                                       112.03
         SUTA Tax Payable                                                                       477.23

         Other Current Liabilities

                Nanologic Invoices, Inc. Invoices #23, 25, and 46 (K. Casey,                  4,460.00
                Programmer)
                Girardin, Baldwin & Associates (Accountant tax return)                        2,500.00
                American Express Corporate includes Domain Name Registrations                 1,750.00
                Gas Expenses, hardware (memory expansion/Dell)                                4,320.34
                Stanley Rose, attorney: 2.25 hours (placement of shares, immigration            650.00
                issue) +1 hour (Phone call - B. Dickie)
                Network Solutions: Domain Name Registrations -                                  630.00
                Sprint (Toll free)                                                               23.32
                Sprint (Internet Access)                                                        901.15
                Did-it.com                                                                       73.12
                Gold Key Lease (Jeep lease)                                                     489.92
                Spring (Local Calls)                                                            352.64
                Federal Express                                                                  65.00
                Accuweather                                                                      81.15
                Crystal Springs                                                                  14.54
                Oswald Trippe (Crime-simplified insurance)                                      170.10
                Florida Power & Light                                                           189.06
                Tell Office Pro-Lease Office                                                  2,173.34
                Network Solutions                                                                  630
                Bankers Insurance                                                                  397

        Long-Term Liabilities

                Credit Line - Pelican N. Bank                                                 9,805.00
                Notes Payable
                     Ixora Loan                                                               8,000.00
                     WQVF Radio                                                               5,939.96

2. Liabilities incurred in the ordinary course of business subsequent to June
30, 1999.

                                                                                       ----------------------

                                                                                       ----------------------

                                                                                       ----------------------

                                 SCHEDULE 2.5(D)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

   EXCLUDED OBLIGATIONS - EXCEPTION FOR CERTAIN EMLOYEES, OFFICERS, DIRECTORS

                                       N/A

                                 SCHEDULE 2.5(I)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                                  PREPAID ITEMS

                                       N/A

                                  SCHEDULE 3.2
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                          ALLOCATION OF PURCHASE PRICE

                                       N/A

                                  SCHEDULE 3.3
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                                 PRO-RATED ITEMS

                                       N/A

                                 SCHEDULE 4.1(B)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.
              AUTHORIZATION: NO RESTRICTIONS, CONSENTS OR APPROVALS

                                       N/A

                                 SCHEDULE 4.1(D)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                                  SUBSIDIARIES

                                       N/A

                                 SCHEDULE 4.1(F)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                            MATERIAL ADVERSE CHANGES

                                       N/A

                                 SCHEDULE 4.1(G)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                          TAX RETURNS NOT TIMELY FILED

                                       N/A

                                 SCHEDULE 4.1(H)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                            INTEREST IN REAL PROPERTY

                                       N/A

                                 SCHEDULE 4.1(I)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

             LEASES (INCLUDE WHETHER CONSENT TO ASSIGN IS NECESSARY)

                                 SCHEDULE 4.1(J)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                           CONTRACTS & OTHER DOCUMENTS

                                       N/A

                                 SCHEDULE 4.1(K)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                               LABOR DIFFICULTIES

                                       N/A

                                 SCHEDULE 4.1(L)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                               LICENSES & PERMITS

 FILED PURSUANT TO REGULATION 232.202 OF THE SECURITIES AND EXCHANGE COMMISSION

                                 SCHEDULE 4.1(M)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                      ACCOUNTS RECEIVABLE & AGING SCHEDULE

 FILED PURSUANT TO REGULATION 232.202 OF THE SECURITIES AND EXCHANGE COMMISSION

                                 SCHEDULE 4.1(N)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                             UNDISCLOSED LIABILITIES

                                       N/A

                                 SCHEDULE 4.1(O)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                             NON-COMPLIANCE WITH LAW

                                       N/A

                                 SCHEDULE 4.1(P)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

    INTELLECTUAL PROPERTY, INTANGIBLE ASSETS AND CONFIDENTIALITY, SECRECY OR
                               SIMILAR AGREEMENTS

                                       N/A

                                 SCHEDULE 4.1(Q)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                               PENDING LITIGATION

                                       N/A

                                 SCHEDULE 4.1(R)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                       CUSTOMER LIST AS OF AUGUST 4, 1999

 FILED PURSUANT TO REGULATION 232.202 OF THE SECURITIES AND EXCHANGE COMMISSION

                                 SCHEDULE 4.1(V)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                              FINANCIAL STATEMENTS

                                       N/A

                                 SCHEDULE 4.2(B)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                       AUTHORIZATION, CONSENT OR APPROVAL

                                       N/A

                                 SCHEDULE 5.1(A)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

             BUSINESS CONDUCT NOT IN THE ORDINARY COURSE OF BUSINESS

                                       N/A

                                 SCHEDULE 6.1(E)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

                       MATERIAL ADVERSE CHANGES OF SELLER

                                       N/A

                                 SCHEDULE 6.1(K)
                     TO THE ASSET PURCHASE AGREEMENT BETWEEN
               WHOODOO.COM, INC. AND BGS (SOUTHWEST FLORIDA) INC.

           TERMINATION OF AGREEMENTS BETWEEN SELLER OF RELATED PARTIES

                                       N/A